SCHOOL SPECIALTY NAMED AS DEFENDANT IN

TWO PUTATIVE SHAREHOLDER CLASS ACTIONS

Greenville, WI, June 8, 2005--School Specialty (NASDAQ:SCHS) School Specialty, Inc. (the "Company") announced that, following the Company's May 31, 2005 announcement that it had signed a definitive merger agreement to be acquired by an affiliate of Bain Capital Partners, LLC ("Bain") (the "Transaction"), the Company was named as a defendant in two putative shareholder class actions filed in the Circuit Court for Outagamie County, Wisconsin: Neal Auman v. School Specialty, Inc., et al., Case No. 05-CV-765 and Adams Family Trust v. School Specialty, Inc., et al., Case No. 05-CV-771.

The complaint in each action purports to have been filed by a shareholder of the Company who seeks to maintain the suit as a class action on behalf of all holders of Company stock, excluding those related to or affiliated with any of the defendants. In addition to the Company, each complaint names the Company's directors and Bain as defendants. The complaints assert claims arising out of the Company's May 31, 2005 announcement and allege that the Company and its directors breached fiduciary duties to the Company's shareholders by negotiating and agreeing to the Transaction at a price that the plaintiffs claim to be inadequate. Between both actions the plaintiffs seek, among other things, to enjoin or to rescind the Transaction, other injunctive relief and/or damages and other monetary relief.

The Company does not believe that the actions are meritorious and intends to vigorously contest them.

In connection with School Specialty's solicitation of proxies with respect to the meeting of shareholders to be called with respect to the proposed merger, School Specialty will file with the SEC, and will furnish to shareholders of School Specialty, a proxy statement. Shareholders are advised to read the proxy statement when it is finalized and distributed to shareholders because it will contain important information. Shareholders will be able to obtain a free-of-charge copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC's website at www.sec.gov. Shareholders will also be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to School Specialty, Inc., W6316 Design Drive, Greenville, Wisconsin 54942, Attention: Chief Financial Officer, Telephone: 920-734-5712, or from School Specialty's website, www.schoolspecialty.com.

School Specialty and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be "participants" in

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the solicitation of proxies from shareholders of School Specialty in favor of the proposed merger. Information regarding the persons who may be considered "participants" in the solicitation of proxies will be set forth in School Specialty's proxy statement when it is filed with the SEC. Information regarding certain of these persons and their beneficial ownership of School Specialty common stock as of July 6, 2004 is also set forth in the Schedule 14A filed by School Specialty on July 20, 2004 with the SEC.

About School Specialty, Inc.

School Specialty is an education company that provides innovative and proprietary products, programs and services to help educators engage and inspire students of all ages and abilities.

Through each of our leading brands, we design, develop and provide preK-12 educators with the latest and very best resources in the areas of early childhood, arts education, reading and literacy, personal effectiveness and character education, coordinated school health, special learning needs, core academics, and career development as well as classroom essentials and learning environments.

Working in collaboration with educators, School Specialty reaches beyond the scope of textbooks to help teachers, guidance counselors and school administrators ensure that every student reaches his or her full potential.

For more information about School Specialty and each of our brands visit www.schoolspecialty.com.

Safe Harbor Statement

Statements about the expected timing, completion and effects of the proposed merger and all other statements in this release, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. School Specialty may not be able to complete the proposed merger on the terms described above or other acceptable terms or at all because of a number of factors, including the failure to obtain shareholder approval, the failure of the Buyer to obtain financing or the failure to satisfy the other closing conditions. These factors, and other factors that may affect the business or financial results of School Specialty are described in School Specialty's filings with the SEC, including Exhibit 99.2 to School Specialty's annual report on Form 10-K for the fiscal year ended April 24, 2004.

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